UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

NATURAL ORDER ACQUISITION CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39690	85-2464911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Colpitts Road Weston, MA	02493
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 395-1644

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	NOAC	The NASDAQ Stock Market LLC

Warrants included as part of the units, each entitled to received one-half (1/2) of one share of common stock	NOACW	The NASDAQ Stock Market LLC

Units, each consisting of one share of common stock and one warrant	NOACU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2022, Mr. Gene Baur notified Natural Order Acquisition Corp. (the “Company”) of his decision to resign, for personal reasons, as a member of the Board of Directors of the Company (the “Board”) and all committees of the Board, effective as of May 9, 2022. Mr. Baur’s resignation was not due to any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

On May 9, 2022, the Board appointed Ms. Jennifer Stojkovic as a member of the Board, effective immediately. The Board has also appointed Ms. Stojkovic as a member of the Company’s audit committee, compensation committee and nominating committee.

In connection with her appointment, Ms. Stojkovic has or will become a party to an indemnity agreement with the Company in the form previously entered into by the Company and the Company’s directors and officers (the “Indemnity Agreement”), that certain letter agreement, dated November 10, 2020, by and between the Company, the sponsor and others (the “Letter Agreement”), that certain registration rights agreement, dated November 10, 2020, among the Company and the investors listed on signature pages thereto (the “Registration Rights Agreement”), and the stock escrow agreement, dated November 10, 2020, by and among the Company, Continental Stock Transfer & Trust Company and each of the stockholders party thereto (the “Escrow Agreement”). Each of the Indemnity Agreement, Letter Agreement, Registration Rights Agreement and the Escrow Agreement was described in, and were filed as exhibits to, the Company’s registration statement on Form S-1 (File No. 333-249458) related to the Company’s initial public offering. Additionally, in connection with her appointment to the Board, the Company’s sponsor will transfer 25,000 shares of the Company’s common stock, par value $0.0001 per share, to Ms. Stojkovic at their original purchase price of approximately $0.004 per share.

Other than the foregoing, Ms. Stojkovic is not party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

***

Ms. Stojkovic has served as the founder and chief executive officer of Vegan Women Summit (VWS), a global platform focused on empowering women entrepreneurs and professionals in the future of food, since 2020. She is a frequent author for Rolling Stone and her debut book, The Future of Food is Female, which was released on April 5, 2022. In addition, Ms. Stojkovic has served as the executive director of sf.citi, a San Francisco-based advocacy firm focused on technology and innovation, since 2016. Prior to VWS and sf.citi, Ms. Stojkovic served as director of community relations at the United Way from 2012 to 2015. Ms. Stojkovic has acted as an advisor, board member, and private investor in the food tech industry since 2018. She currently sits on the board of directors of Charlie’s Acres, as well as the advisory board of the Better Food Foundation and Mercy for Animals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2022	NATURAL ORDER ACQUISITION CORP.

	By:	/s/ Paresh Patel
	Name:	Paresh Patel
	Title:	President, Chief Executive Officer and Director

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